THIRD ADDENDUM TO THE MANAGEMENT
                            AND CONSULTING AGREEMENT

This Third Addendum to the Management and Consulting Agreement ("Third Addendum") is made and entered into on February 9, 2005 ("Effective Date") by and between FinancialContent, Inc., a Delaware corporation ("Company") and SharpManagement, LLC, a Delaware LLC ("SharpManagement").

Whereas, the Company and SharpManagement executed a Management and Consulting Agreement ("Agreement") on May 17, 2000, whereby SharpManagement provided services to the Company in exchange for a monthly fee and common stock of the Company;

Whereas, the one-year term under the Agreement expired on January 10, 2001, and wanting to continue and extend the relationship, the Company and SharpManagement have executed two additional addendums to the Agreement the last addendum expiring on December 31, 2004;

Whereas, the Second Addendum to Management and Consulting Agreement expired on January 1, 2005, and SharpManagement has continued to provide services to the Company under the Second Addendum and the Company has continued to accept such services;

Whereas, the Company and SharpManagement desire to extend the Agreement for an additional one-year term subject to the restated terms set forth below:

Now   therefore,   in   consideration   duly  noted  herein,   the  Company  and
SharpManagement (collectively the "Parties") agree as follows:

All terms and conditions of the Agreement (attached hereto) entered into on May 17, 2000, shall be adopted and shall be given continuity to this Third Addendum, excluding the terms and conditions under paragraphs 2 and 4, and Exhibit A, which shall be modified as follows:

2. Compensation. The Company shall pay SharpManagement $10,000.00 per month for the term of this Third Addendum commencing retroactively from January 1, 2005.

4. Term. This Third Addendum shall begin with an Effective Date of January 1, 2005 and shall continue for one year from such date. The term shall not automatically renew.

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Exhibit A.

                             DESCRIPTION OF SERVICES

Responsibilities as CSO. Shaw shall have all responsibilities as the Chief Strategy Officer of the Company. These responsibilities shall include, but shall not be limited to, the following:

Shaw shall assist in setting overall objectives, approving plans and programs of operation, shall advise on matter of mergers, acquisitions, consolidations, financing, and shall advise on and assist with formulating general operating policies.



Company:                                 SharpManagement:
FinancialContent, Inc.
400 Oyster Point Blvd., Suite 435
So. San Francisco, CA 94080


By:      /s/ Wing Yu                     By:      /s/  Wilfred Shaw
     ----------------------                    ---------------------------------
        Wing Yu, CEO                              Wilfred Shaw, Managing Member





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